EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
Xethanol Corporation


We consent to the use in this Registration Statement on Form SB-2 of our report dated March 31, 2005, relating to the consolidated financial statements of Xethanol Corporation appearing in this Registration Statement, and to the references to us under the headings "Experts" and "Change in Accountants" in this Registration Statement.



                                       /s/ Imowitz Koenig & Co., LLP


New York, New York
October 21, 2005